UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2010

Bionovo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33498	20-5526892
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 601-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2010, Bionovo, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “Investors”) relating to a registered direct public offering by the Company (the “Offering”) of 2,727,270 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (“Common Stock”), and 2,045,451 warrants (the “Warrants”) to purchase shares of Common Stock, for gross proceeds of approximately $3 million. The Shares and the Warrants are immediately separable and will be issued separately.

The Shares are being sold at a price of $1.10 per Share. The Warrants will be exercisable six (6) months after issuance at $1.64 per share and will expire five (5) years from the date of issuance. The closing of the Offering is expected to take place on or about October 6, 2010, subject to the satisfaction of customary closing conditions.

The Company also entered into a placement agency agreement, dated October 1, 2010 (the “Placement Agency Agreement”), with William Blair & Company (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as exclusive placement agent on a reasonable efforts basis for the Offering. The Placement Agent will receive a fee equal to 6% of the gross proceeds of the Offering. The Company will also reimburse the Placement Agent’s expenses in connection with the Offering, which shall not exceed the lesser of (i) $100,000 and (ii) 8% of the gross proceeds received by the Company, less the Placement Agent’s fee.

The net proceeds from the sale of the Shares, after deducting the Placement Agent’s commission, are expected to be approximately $2.8 million. The proceeds from the Offering are expected to be used by the Company for general working purposes, including working capital, clinical trials, acquisitions and other business opportunities.

The Company offered and is selling the above referenced securities pursuant to a shelf registration statement on Form S-3 (Registration No. 333-167466) declared effective by the Securities and Exchange Commission on June 16, 2010.

A copy of the Placement Agency Agreement is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Placement Agency Agreement is a summary only and is qualified in its entirety by reference to Exhibit 1.1. A copy of the form of Warrant is attached hereto as Exhibit 4.1 to this report, and is incorporated herein by reference. The description of the Warrant is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the form of Subscription Agreement is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Subscription Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01	Other Events.

On October 1, 2010, the Company issued a press release titled “Bionovo to Raise $3 Million Through Registered Direct Offering.” A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Placement Agency Agreement

4.1	Form of Warrant

10.1	Form of Subscription Agreement

99.1	Press Release, dated October 1, 2010

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of our common stock and price for such sales under the Purchase Agreement. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, including the information discussed under the caption “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVO, INC.

Date: October 1, 2010	By:	/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer

EXHIBIT INDEX

1.1	Placement Agency Agreement

4.1	Form of Warrant

10.1	Form of Subscription Agreement

99.1	Press Release, dated October 1, 2010